As publicly filed with the Securities and Exchange Commission on June 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intelsat S.A.

(Exact name of Registrant as specified in its charter)

Grand Duchy of Luxembourg	4899	98-1009418
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4, rue Albert Borschette

L-1246 Luxembourg

+352 27-84-1690

(Address and telephone number of registrant’s principal executive offices)

Michelle V. Bryan, Esq.

Executive Vice President, General Counsel and Chief Administrative Officer

7900 Tysons One Place

McLean, VA 22102

(703) 559-6800

(Name, address and telephone number of agent for service)

Copies to:

Steven A. Cohen

Victor Goldfeld

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Phone: (212) 403-1000

Fax: (212) 403-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company   ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Intelsat S.A. Common Shares, nominal value $0.01 per share (“common shares”)	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of the common shares is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

INTELSAT S.A.

Common Shares

Intelsat S.A. (“Intelsat,” or the “Company”) may use this prospectus to offer, from time to time, in one or more offerings, its common shares, nominal value $0.01 per share (“common shares”).

The common shares will be offered in amounts, at prices and on terms determined by market conditions at the time of the offering, and will be described in the applicable supplement to this prospectus. The common shares may be sold directly, or on a continuous or delayed basis, through dealers or agents designated from time to time, or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of the common shares in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any common shares in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements, as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.

Intelsat’s common shares are listed on the New York Stock Exchange under the symbol “I.” The last reported closing price of our common shares on the New York Stock Exchange on June 5, 2018 was $17.76 per share.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our common shares involves risks. See “Risk Factors” on page 7 and please carefully consider the “Risk Factors” in “Item 3: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and the “Risk Factors” section in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase our common shares.

The date of this prospectus is June 6, 2018.

-i-

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the common shares described in this prospectus, as supplemented by an accompanying prospectus supplement if applicable, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell our common shares using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We will not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell or transfer the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the possession or distribution of this prospectus outside of the United States.

-ii-

CORPORATE INFORMATION

Intelsat S.A.

We operate one of the world’s largest satellite services businesses, providing a critical layer in the global communications infrastructure.

We provide diversified communications services to the world’s leading media companies, fixed and wireless telecommunications operators, data networking service providers for enterprise and mobile applications in the air and on the seas, multinational corporations and Internet Service Providers (“ISPs”). We are also the leading provider of commercial satellite communication services to the U.S. government and other select military organizations and their contractors. Our network solutions are a critical component of our customers’ infrastructures and business models. Generally, our customers need the specialized connectivity that satellites provide so long as they are in business or pursuing their mission. In recent years, mobility services providers have contracted for services on our fleet that support broadband connections for passengers on commercial flights and cruise ships, connectivity that in some cases is only available through our network. In addition, our satellite neighborhoods provide our media customers with efficient and reliable broadcast distribution that maximizes audience reach, a technical and economic benefit that is difficult for terrestrial services to match. In developing regions, our satellite solutions often provide higher reliability than is available from local terrestrial telecommunications services and allow our customers to reach geographies that they would otherwise be unable to serve.

The Company was incorporated as a public limited liability company (société anonyme) under the laws of the Grand-Duchy of Luxembourg on July 8, 2011. The business address of Intelsat is 4, rue Albert Borschette, L-1246, Luxembourg, and our telephone number is +352 27 84 1600. The Company is registered with the Luxembourg Registre de Commerce et des Sociétés (“RCS”) under number B162135. The address for our agent for service of process in the United States is Michelle Bryan, 7900 Tysons One Place, McLean, Virginia 22102, telephone number (703) 559-6800.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

THE OFFERING AND THIS PROSPECTUS

Under this prospectus, we may offer and sell to the public common shares in one or more issuances from time to time. This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the common shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common shares we may offer. When we sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain “forward-looking statements” with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions. You can identify certain forward-looking statements because they contain words such as, but not limited to, “may,” “will,” “ might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook” and “continue,” and the negative of these terms, and other similar expressions. All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from the forward-looking statements contained in this prospectus and the documents incorporated in it by reference.

Examples of these forward-looking statements include, but are not limited to, statements regarding the following:

•	our belief that the growing worldwide demand for reliable broadband connectivity everywhere at all times, together with our leadership position in our attractive sector, global scale, efficient operating and financial profile, diversified customer sets and sizeable contracted backlog, provide us with a platform for long-term success;

•	our belief that the new and differentiated capacity of our next generation Intelsat EpicNG satellites will provide inventory to help offset recent trends of pricing pressure in our network services business;

•	our outlook that the increased volume of services provided by our Intelsat EpicNG fleet is expected to stabilize business activity in the network services sector;

•	our expectation that over time incremental demand for capacity to support the new 4K format, also known as ultra-high definition, could compensate for reductions in demand related to use of new compression technologies in our media business;

•	our expectation that our investment in a new generation of ground hardware will simplify access to satellite communications, potentially opening much larger and faster growing sectors than those traditionally served by our industry;

•	our belief that employing a disciplined yield management approach, and focusing our marketing and distribution strategies around our four primary customer sets will drive stability in our core business;

•	our expectation that designing and deploying differentiated managed service offerings in targeted verticals, leveraging the scale, higher performance and better economics of our Intelsat EpicNG fleet will drive revenue growth;

•	our intentions of further use of our partnerships and investments in adjacent markets and other inorganic opportunities to access innovations, continue to transform our capabilities and utilize broader solutions, including integrated solutions such as those to be offered by our partner, OneWeb, to enhance our service offerings to customers and drive revenue growth;

•	our ability to efficiently incorporate new technologies into our network to capture growth;

•	our intention to maximize our revenues and returns generated by our assets by developing and managing our capacity in a disciplined and efficient manner;

•	our projection that our government business will benefit from the increasing demands for mobility services from the U.S. government for aeronautical and ground mobile requirements;

•	our intention to leverage our satellite launches and maximize the value of our spectrum rights, including the pursuit of partnerships to optimize new satellite business cases and the exploration of joint-use of certain spectrum with the wireless sector in certain geographies;

•	our intent to consider select acquisitions of complementary businesses or technologies that enhance our product and geographic portfolio;

•	our belief that developing differentiated services and investing in new technology will allow us to unlock opportunities that are essential, but have been slow to develop due to cost and/or technology challenges;

•	the trends that we believe will impact our revenue and operating expenses in the future;

•	our assessments regarding how long satellites that have experienced anomalies in the past should be able to provide service on their transponders;

•	our assessment of the risks of future anomalies occurring on our satellites;

•	our plans for satellite launches in the near-term;

•	our expectations as to when the U.S. Federal Communications Commission may issue a Notice of Proposed Rulemaking and whether the final rulemaking will be based on C-band joint-use proposal;

•	our expected capital expenditures in 2018 and during the next several years;

•	our belief that the diversity of our revenue and customer base allows us to recognize trends, capture new growth opportunities, and gain experience that can be transferred to customers in other regions;

•	our belief that the scale of our fleet can reduce the financial impact of any satellite or launch failures and protect against service interruption; and

•	the impact on our financial position or results of operations of pending legal proceedings.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are disclosed under “Item 3. Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, including, without limitation, with respect to our estimated and projected earnings, income, equity, assets, ratios and other estimated financial results. All forward-looking statements in this prospectus and the documents incorporated in it by reference, and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include, but are not limited to:

•	risks associated with operating our in-orbit satellites;

•	satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced satellite performance;

•	potential changes in the number of companies offering commercial satellite launch services and the number of commercial satellite launch opportunities available in any given time period that could impact our ability to timely schedule future launches and the prices we pay for such launches;

•	our ability to obtain new satellite insurance policies with financially viable insurance carriers on commercially reasonable terms or at all, as well as the ability of our insurance carriers to fulfill their obligations;

•	possible future losses on satellites that are not adequately covered by insurance;

•	U.S. and other government regulation;

•	changes in our contracted backlog or expected contracted backlog for future services;

•	pricing pressure and overcapacity in the markets in which we compete;

•	our ability to access capital markets for debt or equity;

•	the competitive environment in which we operate;

•	customer defaults on their obligations to us;

•	our international operations and other uncertainties associated with doing business internationally;

•	litigation; and

•	the other factors presented under “Item 3. Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus.

We caution you that the foregoing list may not contain all of the factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and the documents incorporated in it by reference may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Before making a decision to invest in our common shares, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the common shares covered by this prospectus for general corporate purposes, which may include repayment of debt, acquisitions, capital expenditures and working capital.

DESCRIPTION OF COMMON SHARES

This section of the prospectus includes a description of the material terms of our Consolidated Articles of Incorporation (the “Articles”) as of the date of this prospectus and of specific provisions of Luxembourg corporate law, which governs the rights of holders of our common shares. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our Articles, which has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the full text of that exhibit.

General

We were incorporated on July 8, 2011 under Luxembourg law and are registered at the RCS under number B162135. Our Articles provide that the business purposes of the Company shall be to hold participations and related activities as well as to conduct or be involved in any way, directly or indirectly, in any satellite telecommunications or other telecommunications or communications-related business in the broadest sense, including, without limitation, the owning and/or operation of satellites, teleports, ground assets and any related or connected activity. The Company may undertake any activity or operations useful in the accomplishment, development, or facilitation of its purposes.

Share Capital

Terms of the Shares

As of May 2, 2018, the Company’s issued share capital was $1,207,353.25, represented by a total of 120,735,325 common shares, each with a nominal value of $0.01 per share. The Company’s authorized share capital (including the issued share capital) is set at $10,000,000, represented by 1,000,000,000 shares with a nominal value of $0.01 per share. All issued shares are fully paid up.

Our Articles authorize the board of directors to issue common shares within the limits of the authorized unissued share capital at such times and on such terms and conditions as the board or its delegates may, in its or their discretion, resolve during the period ending June 15, 2022.

Our authorized share capital is set forth in our Articles and may be increased, reduced or extended from time to time by resolution of the general meeting of shareholders. See “ —Amendment to the Consolidated Articles of Incorporation” and “ —General Meeting of Shareholders.”

Under Luxembourg law, existing shareholders benefit from a preemptive subscription right on the issuance of shares for cash consideration. However, our shareholders have waived and suppressed and have, in accordance with Luxembourg law, authorized the board to waive, suppress or limit any preemptive subscription rights of existing shareholders and related procedures provided by law to the extent the board deems such waiver, suppression or limitation advisable for any issuance or issuances of common shares within the scope of our authorized unissued share capital. This authorization shall be valid for a period ending on June 15, 2022.

Communications Law Limitation

Our Articles provide that we may restrict the ownership, proposed ownership or transfer of our common shares or other equity securities by any person if such ownership, proposed ownership or transfer: (i) is or could be, as determined by our board of directors, inconsistent with, or in violation of, any provision of the United States Communications Act of 1934, as amended, the United States Telecommunications Act of 1996, any rule, regulation or policy of the Federal Communications Commission, and/or any statute, rule, regulation or policy of any other U.S., federal, state or local governmental or regulatory authority, agency, court commission, or other governmental body with respect to the operation of channels of radio communication and/or the provision of communications services (“Communications Laws”); (ii) will or may limit or impair, as determined by our board of directors, our business activities under the Communications Laws; or (iii) will or could subject us to any specific law, rule, regulation, provision or policy under the Communications Laws to which we were not subject prior to such ownership, proposed ownership or transfer (collectively, “Communications Law Limitation”).

Our Articles also give us the right to request certain information from our shareholders, proposed shareholders, other equity securities holders, transferees or proposed transferees (by transfer of shares, securities or otherwise), including information relating to such person’s citizenship, affiliations and ownership or interests in other companies or enterprises, if we believe that such person’s ownership of our securities may result in a Communications Law Limitation.

If we do not receive the information we request from any specific shareholder or if we determine that a person’s ownership or proposed ownership of our common shares or other equity securities or the exercise by any person of any ownership right of our common shares or other equity securities may result in a Communications Law Limitation, we will have the absolute right to (i) refuse to issue common shares or other equity securities to such person; (ii) refuse to permit or recognize a transfer (or attempted transfer) of our common shares or other equity securities to such person and any such transfer or attempted transfer shall not be inscribed on our register(s); (iii) suspend rights attaching to such common shares or other equity securities (including, without limitation, the right to attend and vote at general meetings and the right to receive dividends or other distributions) that could cause a Communications Law Limitation; and/or (iv) compulsorily redeem the common shares or other equity securities of the Company held by such person.

In the case of a compulsory redemption, we will serve a redemption notice to the relevant shareholder specifying the shares to be redeemed, the redemption price and the place at which the redemption price is payable. The redemption price will be an amount equal to the lesser of (A) the aggregate amount paid for the shares (if acquired within the twelve months preceding the date of the redemption notice), (B) if the shares are listed on a Regulated Market (as defined below), the last price quoted for the shares on the business day immediately preceding the day on which the redemption notice is served and (C) the book value per share determined on the basis of the last published accounts prior to the day of service of the redemption notice.

In addition, we shall have the right to exercise any and all appropriate remedies, at law or in equity in any court of competent jurisdiction, against any such person, with a view towards obtaining such information or preventing or curing any situation which causes or could cause a Communications Law Limitation. Any measure taken by us under clause (i), (ii) or (iii) above shall remain in effect until the requested information has been received and/or we have determined that the ownership, proposed ownership or transfer of our common shares or other equity securities by (or to) the relevant person or that the exercise of any rights of our common shares or other equity securities by such person as the case may be, will not result in a Communications Law Limitation. Our Articles do not contain any restrictions on the holding of shares by non-Luxembourg residents.

Form and Transfer of Shares

Our shares are issued in registered form only and are freely transferable, subject to the restrictions for Communications Law Limitation reasons. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote our shares (to the extent voting rights are attached to the shares).

We may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the shares entered in such register. We have appointed American Stock Transfer & Trust Company as our registrar and transfer agent, and all shares and shareholders are transferred from the register held at our registered office to the register held by our registrar and transfer agent. The holders of our shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register provided that our board of directors may impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at our registered office may always be requested by a shareholder.

In addition, our Articles provide that our shares may be held through a securities settlement system or a professional depository of securities. Shares held in such manner generally have the same rights and obligations as shares recorded in our shareholder register(s). Shares held through a securities settlement system or a professional depository of securities may be transferred in accordance with customary procedures for the transfer of securities in book-entry form.

Issuance of Shares

Pursuant to the Luxembourg law of August 10, 1915 on commercial companies, as amended, the issuance of shares in the Company requires the approval by the general meeting of shareholders at the quorum and majority provided for the amendment of its Articles. See “ —Amendment to the Consolidated Articles of Incorporation” and “ —General Meeting of Shareholders.” The general meeting of shareholders may approve an authorized unissued share capital and authorize the board of directors to issue shares up to the maximum amount of such authorized unissued share capital for up to a period ending on the fifth anniversary of the date of the relevant general meeting having granted such approval. The general meeting may amend, renew or extend such authorized share capital and authorization to the board of directors to issue shares and the related waivers.

Our board has been authorized to issue common shares within the limits of the authorized unissued share capital at such times and on such terms and conditions as the board or its delegates may in its or their discretion resolve for a period ending on June 15, 2022.

Our Articles provide that no fractional shares may be issued, and no fractions of shares shall exist at any time.

Our common shares have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common shares.

Preemptive Rights

Unless limited or cancelled by the board of directors, holders of our shares have a right to subscribe for any new shares issued for cash consideration which is in proportion to the shares already held by such holders. In accordance with the decision of a general meeting of our shareholders, our Articles provide that preemptive rights and related procedures can be waived, suppressed or limited by the board of directors for a period ending on June 15, 2022. Such authorization to suppress preemptive rights may be renewed, amended or extended by decision of a general meeting of our shareholders.

Share Repurchases

We cannot subscribe for our own shares. We may, however, repurchase issued shares or have another person repurchase issued shares for our account, generally subject to the following conditions:

•	the prior authorization of the general meeting of shareholders (at the quorum and majority for ordinary resolutions), which authorization sets forth the terms and conditions of the proposed repurchases and in particular the maximum number of shares to be repurchased, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of repurchases for consideration, the minimum and maximum consideration per share;

•	the repurchase may not reduce our net assets on a non-consolidated basis to a level below the aggregate of the issued share capital and the reserves that we must maintain pursuant to Luxembourg law or our Articles; and

•	only fully paid up shares may be repurchased.

The general meeting of shareholders has authorized the Company, or any wholly owned subsidiary (or any person acting on their behalf), to purchase, acquire, receive or hold shares in the Company from time to time up to 20% of the issued share capital and up to an additional 20% of the issued share capital for repurchases by the Company in relation with the Communications Law Limitation, in each case on the following terms and on such terms as referred to below and as shall further be determined by the board of directors of the Company. Such authorization is valid (subject to renewal) for a period ending on June 15, 2022.

Acquisitions may be made in any manner, including, without limitation, by tender or other offers, buyback programs, over the stock exchange or in privately negotiated transactions or in any other manner as determined by the board of directors (including derivative transactions or transactions having the same or similar economic effect as an acquisition and by redemption for Communications Law Limitation reasons).

In the case of acquisitions for value:

(i)    in the case of acquisitions other than those made in the circumstances set forth under (ii) below, for a net purchase price which is (x) no less than 50% of the lowest stock price of the relevant class of shares and (y) no more than 50% above the highest stock price of the relevant class of shares, where such stock price is the closing price of the relevant class of shares, as reported by the New York City edition of the Wall Street Journal, or, if not reported therein, any other authoritative source to be selected by the board of directors (hereafter, the “closing price”), over the ten (10) trading days preceding the date of the purchase (or, as the case may be, the date of the commitment to the transaction or the date of the redemption notice in case of a redemption for Communications Law Limitation reasons); and

(ii)    in the case of a tender offer (or if deemed appropriate by the board of directors, a buyback program):

(a)    in the case of a formal offer being published, for a set net purchase price or a purchase price range, which is (x) no less than 50% of the lowest stock price of the relevant class of shares and (y) no more than 50% above the highest stock price of the relevant class of shares, where such stock price is the closing price of the relevant class of shares over the ten (10) trading days preceding the offer publication date; provided, however, that if the stock exchange price during the offer period fluctuates by more than 10%, the board of directors may adjust the offer price or range to accommodate such fluctuations; and

(b)    in the case of a public request for sell offers being made, a price range may be set (and revised by the board of directors as deemed appropriate), provided that acquisitions may be made at a price which is (x) no less than 50% of the lowest stock price of the relevant class of shares and (y) no more than 50% above the highest stock price of the relevant class of shares, where such stock price is the closing price of the relevant class of shares over a period determined by the board of directors; provided, that such period may not start more than five (5) trading days before the relevant sell offer start date and may not end after the last day of the relevant sell offer period.

Pursuant to Luxembourg law, the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, as a listed company we may repurchase our own shares on the stock exchange without an acquisition offer having to be made to the shareholders.

In addition, pursuant to Luxembourg law, the board of directors may repurchase shares without the prior authorization of the general meeting of shareholders if necessary to prevent serious and imminent harm to the Company, or if the acquisition of shares has been made in view of the distribution thereof to our staff.

Capital Increase and Reduction

Our Articles provide that the issued and/or unissued authorized share capital may be increased or reduced, subject to the approval by the general meeting of shareholders at the quorum and majority rules provided for the amendment of our Articles. See “ —Amendment to the Consolidated Articles of Incorporation” and “ —General Meeting of Shareholders.”

General Meeting of Shareholders

In accordance with Luxembourg law and our Articles, any regularly constituted general meeting of our shareholders has the power to order, carry out or ratify acts relating to the operations of the Company.

Our annual general meeting of shareholders shall be held at our registered office, or at such other place in Luxembourg as may be specified in the notice of the meeting within six months of the end of our accounting year. Other general meetings of shareholders may be convened at any time.

Each of our shares generally entitles the holder thereof to attend our general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights attached to his relevant shares (if any), except in limited circumstances as set forth in our Articles because of the suspension of rights attaching to certain of our shares for Communications Law Limitation reasons or if the shares are jointly held by more than one person. There is no minimum shareholding required to be able to attend or vote at a general meeting of shareholders.

A shareholder entitled to vote may act at any general meeting of shareholders by appointing another person (who need not be a shareholder) as his proxy, which proxy shall be in writing and comply with such requirements as determined by our board with respect to the attendance to the general meeting, and proxy forms in order to enable shareholders to exercise their right to vote. All proxies must be received by us (or our agents) no later than the day determined by our board of directors.

Our board of directors may determine a date preceding any general meeting of shareholders as the record date for admission to, and voting any of our shares entitled to vote at, the general meeting (“Record Date”). If a Record Date is determined for the admission to and voting at a general meeting of shareholders, only those persons holding shares entitled to vote on the Record Date may attend and vote at a general meeting (and only those shares held by them on the Record Date). When convening a general meeting of shareholders, we will file an announcement with the RCS and publish the notice on the Recueil électronique des sociétés et associations and in a newspaper published in Luxembourg at least fifteen days before the meeting, and in accordance with the requirements of any exchange on which our shares are listed. If all of our shareholders are present or represented at a general meeting of shareholders, the general meeting may be held without prior notice or publication. These convening notices must contain the agenda of the meeting and set out the conditions for attendance and representation at the meeting.

Voting Rights

Each of our shares entitled to vote under our Articles or Luxembourg law generally entitles the holder thereof to one vote at a general meeting of shareholders, except in limited circumstances because of the suspension of rights attaching to certain of our shares for Communications Law Limitation reasons or if the shares are jointly held by more than one person and they have failed to designate a single representative to exercise such voting rights. To vote at meetings, shareholders entitled to vote must duly evidence their shareholdings as of the Record Date either by inscription in our register(s) of shareholders or by way of a certificate from their bank, broker or other similar nominee.

Luxembourg law distinguishes between ordinary resolutions and extraordinary resolutions. Extraordinary resolutions relate to proposed amendments to the Articles and certain other limited matters. All other resolutions are ordinary resolutions.

Extraordinary Resolutions. Extraordinary resolutions are generally required for any of the following matters, among others: (a) an increase or decrease of the authorized or issued capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a statutory merger or de-merger (scission), (d) dissolution of the Company and (e) an amendment to our Articles.

For any extraordinary resolutions to be considered at a general meeting, the quorum must generally be at least one-half of our issued share capital to which voting rights are attached under our Articles or Luxembourg law, unless otherwise provided by our Articles or mandatorily required by law. If such quorum is not present, a second general meeting may be convened at a later date with no quorum according to the appropriate notification procedures (subject, however, to the majority requirement that may apply to certain resolutions). Extraordinary resolutions must generally be adopted at a general meeting (except as otherwise provided by mandatory law or our Articles) by a two-thirds majority of the votes validly cast on such resolution by shareholders entitled to vote. Abstentions are not considered “votes.” However, our Articles require the affirmative vote of at least two-thirds (2/3) of our issued shares entitled to vote to approve resolutions for the amendment of certain provisions of our Articles and subject in certain circumstances to a higher majority as required under our Articles or Luxembourg law. See “ —Amendment to the Consolidated Articles of Incorporation.”

Ordinary Resolutions. No quorum is required for any ordinary resolutions to be considered at a general meeting. Ordinary resolutions are adopted by a simple majority of votes validly cast on such resolution by shareholders entitled to vote, subject in certain circumstances to a higher majority as required under our Articles or Luxembourg law. Abstentions are not considered “votes.”

Appointment and Removal of Directors. Members of the board of directors may be elected by a simple majority of the votes validly cast at any general meeting of shareholders. Under our Articles, our directors are appointed by the general meeting of shareholders for a period of up to three years (or, if longer, up to the annual meeting held following the third anniversary of the appointment), with each director serving until the third annual general meeting of shareholders following their election. Any director may be removed with or without cause by a simple majority vote by the general meeting of shareholders. Our Articles provide that in case of a vacancy, the board of directors may elect a director to fill the vacancy.

Luxembourg law and our Articles do not contain any restrictions as to the voting of our shares (to the extent voting rights are attached to such shares) by non-Luxembourg residents.

Amendment to the Consolidated Articles of Incorporation

Luxembourg law generally requires an extraordinary general meeting of shareholders to act upon an amendment to the Articles. The agenda of the extraordinary general meeting of shareholders must indicate the proposed amendments to the Articles.

An extraordinary general meeting of shareholders convened for the purpose of amending the Articles must generally have a quorum of at least one-half of our issued share capital to which voting rights are attached under our Articles or Luxembourg law unless otherwise provided by our Articles or mandatorily required by law. If such quorum is not reached, the extraordinary general meeting of shareholders may be reconvened at a later date with no quorum according to the appropriate notification procedures subject, however, to the majority requirements which may apply to certain resolutions. Irrespective of whether the proposed amendment will be subject to a vote at the first or a subsequent extraordinary general meeting of shareholders, the amendment is generally subject to the approval of at least two-thirds of the votes validly cast unless otherwise provided by mandatory law or our Articles.

Our Articles provide, subject to other quorum and majority requirements provided by Luxembourg law, that the affirmative vote of at least two-thirds (2/3) of our issued shares entitled to vote is required to amend the following provisions of our Articles:

•	the provisions relating to a board of directors that is divided into three classes with staggered terms;

•	the provisions relating to the advance notice procedures for nominations of candidates for the election of directors by shareholders holding less than 10% of our issued share capital, whether individually or collectively with a group, as described below;

•	the provisions relating to restrictions on ownership or transfer of our common shares and other equity securities if in particular the ownership or transfer (i) is or may be inconsistent with or in violation of any provision of the Communications Laws, (ii) may limit or impair any of our business activities or proposed business activities under the Communications Laws, or (iii) may subject us to any specific law, regulation, rule, policy or provision under the Communications Laws, and the request for information relating thereto and the actions which may be taken by the Company, including the suspension of rights attaching to our common shares or other equity securities and the redemption of our common shares or other equity securities in relation thereto; and

•	the provisions requiring the affirmative vote of two-thirds ( 2⁄3) of our shares issued and entitled to vote for the amendment of certain provisions of our Articles.

Any resolutions to amend the Articles must be taken before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.

Merger and Division

A merger by absorption whereby a Luxembourg company, after its dissolution without liquidation, transfers to the absorbing company all of its assets and liabilities in exchange for the issuance to the shareholders of the company being acquired of shares in the acquiring company, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, subject to certain exceptions, be approved by an extraordinary resolution of shareholders of the Luxembourg company to be held before a notary. Similarly, a de-merger of a Luxembourg company is generally subject to the approval by an extraordinary resolution of shareholders.

Liquidation

In the event of the liquidation, dissolution or winding-up of the Company, the assets remaining after allowing for the payment of all liabilities will be paid out to the shareholders pro rata based on their respective shareholdings. The decision to voluntarily liquidate, dissolve or wind-up requires the approval by an extraordinary resolution of shareholders of the Company to be held before a notary.

No Appraisal Rights

Neither Luxembourg law nor our Articles provide for any appraisal rights of dissenting shareholders.

Distributions

Each common share is generally entitled to participate equally in distributions if and when declared by the general meeting of shareholders or, in the case of interim dividends, the board of directors, out of funds legally available for such purposes. Pursuant to the Articles, the general meeting of shareholders may approve distributions and the board of directors may declare interim distributions to the extent permitted by Luxembourg law.

Declared and unpaid distributions held by us for the account of the shareholders shall not bear interest. Under Luxembourg law, claims for unpaid distributions will lapse in our favor five years after the date such distribution has been declared.

Annual Accounts

Each year, the board of directors must prepare annual accounts that include an inventory of the assets and liabilities of the Company together with a balance sheet and a profit and loss account. The board of directors must generally also prepare, each year, consolidated accounts and management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, the management report and the auditor’s reports must be available for inspection by shareholders at the Company’s registered office at least 8 calendar days prior to the date of the annual general meeting of shareholders.

The annual accounts and the consolidated accounts, after approval by the general meeting of shareholders, must be filed with the RCS within seven months of the close of the financial year.

Forum for Certain Shareholder Actions

Our Articles provide that the competent Luxembourg courts shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Luxembourg law of August 10, 1915 on commercial companies and the law dated December 19, 2002 concerning the register of commerce and of companies as well as the accounting and the annual accounts of undertakings or the Company’s Articles and (iv) any action asserting a claim against the Company with respect to its internal affairs, relationship with its shareholders or other holders of interest, its directors, officers, or any action as to its Articles or other constitutional or governing documents.

Information Rights

Luxembourg law gives shareholders limited rights to inspect certain corporate records 8 calendar days prior to the date of the annual general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the list of sovereign debt, shares, bonds and other company securities making up the portfolio, a list of shareholders whose shares are not fully paid-up, the management report(s) and the auditor’s report.

Board of Directors

The management of the Company is vested in a board of directors. Our Articles provide that the board must comprise at least three members and not more than 20. The number of directors is determined and the directors are appointed at the general meeting of shareholders (except in case of a vacancy in the office of a director because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors appointed by the general meeting may fill such vacancy by majority vote and appoint a successor in accordance with applicable Luxembourg law).

Under Luxembourg law, directors are appointed for a period of up to six years. Our board is divided into three classes as described below. Pursuant to our Articles, our directors are appointed by the general meeting of shareholders for a period of up to three years (or, if longer, up to the annual meeting held following the third anniversary of the appointment), with each director serving until the third annual general meeting of shareholders following their election. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the general meeting of shareholders in the year in which their term expires. The directors shall be eligible for re-election. Luxembourg law does not, and our Articles do not, contain a retirement age limit requirement. Luxembourg law does not, and our Articles do not, contain a requirement for a minimum shareholding of directors.

A majority of the members of the board in office (and able to vote) present or represented at a board meeting constitutes a quorum, and resolutions are adopted by the simple majority vote of all votes cast. The board may also take decisions by means of resolutions in writing signed by all directors. Our Articles do not contain any limit as to the borrowing powers exercisable by our board of directors.

Our board may delegate the daily management of the business of the Company, as well as the power to represent the Company in its day-to-day business, to individual directors or other officers or agents of the Company (with power to sub-delegate). In addition the board of directors may delegate the daily management of the business of the Company, as well as the power to represent the Company in its day-to-day business, to an executive or other committee as it deems fit, and has done so. The board of directors shall determine the conditions of appointment and dismissal as well as the remuneration and powers of any person or persons so appointed. The board of directors may determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable to committees it creates.

No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director or officer who serves as a director, officer or employee or otherwise of any company or firm which the Company shall contract or otherwise engage in business shall not, by reason of such affiliate with such other company or firm only, be prevented from considering and voting or acting upon any matter with respect to such contract or other business.

Any director having an interest in a transaction submitted for approval to the board conflicting with our interest shall indicate this interest to the board of directors and shall not deliberate or vote on the relevant matter to the extent provided for by law. Any conflict of interest arising at the level of the board of directors shall be reported to the next general meeting of shareholders before any resolution as and to the extent required by Luxembourg law. The compensation of the directors is submitted to the general meeting for approval.

Directors and other officers of the Company and its direct and indirect subsidiaries, past and present, are entitled to indemnification from us to the fullest extent permitted by law against liability and all expenses reasonably incurred by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her being or having been such a director or officer.

No indemnification will be provided to a director or officer against any liability to us or our shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or with respect to any matter as to which the director has been finally adjudicated to have acted in bad faith and not in the interest of the Company or, as the case may be, the relevant subsidiary. No indemnification will be provided in the event of a settlement unless approved by a court or the board.

Our Articles also permit us to purchase and maintain insurance on behalf of a director or officer for any liability arising out of his or her actions as a director or officer of the Company or any direct or indirect subsidiary of the Company. We maintain directors’ and officers’ insurance to protect our officers and directors from specified liabilities that may arise in the course of their service to us in those capacities.

Unless otherwise determined by our board of directors, candidates for election to the board have to provide to the Company (i) a completed written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Company upon written request), (ii) such information as the Company may request, including, without limitation, as may be required, necessary or appropriate pursuant to any laws or regulation (including any rules, policies or regulation of any official stock exchange or securities exchange market in the European Union, the United States or elsewhere where our common shares are listed or traded (a “Regulated Market”) applicable to the Company and (iii) the written representation and undertaking that such person would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Company or under applicable law that are applicable to directors. Any candidate to be considered must comply as to his/her qualification and affiliations with any laws, regulations, rules or policies (including any rules, policies or regulation of any Regulated Market) applicable to the Company.

Any proposal by shareholder(s) holding less than 10% of our issued share capital, of candidate(s) for election to our board of directors by the general meeting must be received by the Company in writing pursuant to the provisions set forth in our Articles. Our Articles provide for certain time frames within which such a proposal must be received and the information, consents and undertakings which must be contained in a notice of proposal (including on or by the nominating shareholder(s) and the candidate). If the nominating shareholder(s) (or a qualified representative thereof) do not appear at the applicable general meeting to make the proposal, such proposal shall be disregarded, notwithstanding that proxies in respect thereof may have been received by the Company.

Certain Anti-Takeover Provisions

We are governed by Luxembourg law. Our Articles contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares, or to remove or replace our current management.

Classified Board. Our board of directors is divided into three classes. The members of our board of directors serve staggered terms of up to three years.

Proposals from Shareholders for any General Meeting. Proposals from shareholders for any general meeting may only be made in compliance with the Luxembourg law of August 10, 1915 on commercial companies, which, among other things, regulates minimum shareholding requirements for the submission of proposals and the form and time periods in which such proposals shall be made and Rule 14a-8 of the Exchange Act and our Articles and will only be accepted by the Company if required by such Luxembourg law and Rule 14a-8 and our Articles.

Vacancies. Vacancies on our board of directors may be filled by a majority vote of the remaining members of our board of directors appointed by the general meeting.

Advance Notice Requirements for Director Nominations. Our Articles provide that shareholders holding less than 10% of our issued shares seeking to nominate candidates for election as directors at a general meeting of shareholders must provide timely notice thereof in writing.

Any proposal by shareholder(s) who hold less than 10% of our issued shares, individually or collectively with a group, of candidates for election to the board of directors by the annual general meeting must be received by the Company in writing, unless otherwise provided by mandatory law, not less than ninety (90) days and no more than one hundred and twenty (120) days prior to the one (1) year anniversary of the first mailing of the notice relating to the preceding year’s annual general meeting; provided that, in the event the date of such annual general meeting is advanced by more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the one (1) year anniversary of the previous year’s annual general meeting, the notice of candidates must be received in writing by the Company not earlier than the close of business (local time, CET) on the one hundred and twentieth (120th) day prior to such annual general meeting and not later than the close of business (CET) on the later of the ninetieth (90th) day prior to such annual general meeting and the tenth (10th) day following the day on which the first public announcement of such (advanced or delayed) annual general meeting is made. Any proposal by shareholder(s) holding less than 10% of our issued shares, individually or collectively with a group, of candidates for election to the board of directors at a general meeting other than the annual general meeting (such proposal being only admissible if the election of members to the board is referenced as an agenda item of such general meeting), must be received by the Company in writing not earlier than the close of business (CET) on the one hundred and twentieth (120th) day prior to such general meeting and not later than the close of business (CET) on the later of the ninetieth (90th) day prior to such general meeting and the tenth (10th) day following the day on which the first public announcement of such general meeting is made. Any such proposal of candidates must include certain information as provided for in our Articles in order to be taken into account. These provisions may preclude shareholders from proposing candidates for the election of directors by the general meeting of shareholders.

Restrictions on Share Ownership for Communications Law Regulatory Reasons. Our Articles restrict the ownership or transfer of our common shares or other equity securities because of the Communications Law Limitation. In addition, our Articles allow the Company to request certain information from shareholders, to suspend the rights attaching to our common shares or other equity securities and to redeem our common shares or other equity securities, in each case to avoid an Communications Law Limitation. See “ —Communications Law Limitation.”

Amendment of the Consolidated Articles of Incorporation. Our Articles provide, subject to other quorum and majority requirements provided by our Articles or Luxembourg law, that the affirmative vote of two-thirds (2/3) of our shares entitled to vote is required to amend certain provisions of our Articles. See “ —Amendment to the Consolidated Articles of Incorporation.”

Limitation of Officer and Director Liability. Our Articles provide that the Company shall, subject to certain conditions, indemnify to the fullest extent permitted by applicable law, any director or officer of the Company or its subsidiaries against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of the Company or a direct or indirect subsidiary of the Company and against amounts paid or incurred by him or her in the settlement thereof. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. Our Articles also permit us to purchase and maintain insurance on behalf of a director or officer for any liability arising out of his or her actions as a director or officer of the Company or any direct or indirect subsidiary of the Company. We maintain directors’ and officers’ insurance to protect our officers and directors from specified liabilities that may arise in the course of their service to us in those capacities.

These provisions in our Articles and provisions of Luxembourg law may have the effect of delaying, deterring or preventing a change of control.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, and all shares and shareholders have been transferred from the register held at our registered office to the register held on our behalf by American Stock Transfer & Trust Company as our transfer agent and registrar. The holders of our shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another register provided that our board of directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein. The transfer to the register kept at the Company’s registered office may always be requested by a shareholder.

Listing; Price Range of Common Shares

Our common shares are listed on the NYSE under the symbol “I.” For information regarding the high and low market prices for our common shares for certain periods, see “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus.

Governance Agreement

In connection with our initial public offering, we entered into a Governance Agreement with a shareholder affiliated with BC Partners (the “BC Shareholder”), a shareholder affiliated with Silver Lake (the “Silver Lake Shareholder”) and Mr. McGlade (as amended from time to time, the “Governance Agreement”).

Board of Directors

The Governance Agreement provided for the composition of our board of directors at the completion of our IPO, and thereafter, including:

•	our Non-Executive Chairman, Mr. McGlade;

•	Four directors nominated by the BC Shareholder;

•	One director nominated by the Silver Lake Shareholder; and

•	Three independent directors.

As of the date of this prospectus, our board of directors consists of seven members, including David McGlade, two nominees of the BC Shareholder (in accordance with its rights described below), Raymond Svider and Justin Bateman, Stephen Spengler, our Chief Executive Officer (also a BC Shareholder nominee), and three independent directors, Edward Kangas, John Diercksen and Robert Callahan. BC Partners has chosen not to nominate a fourth director, and the Silver Lake Shareholder has elected not to nominate a director.

The Governance Agreement also provides that we will appoint additional independent directors to our board as necessary to comply with SEC rules or NYSE rules, in which case each of the BC Shareholder and the Silver Lake Shareholder will be entitled to a proportionate increase in the number of directors it is entitled to nominate.

In addition, the Governance Agreement provides that the BC Shareholder has the right to nominate four directors for election to the board as long as the BC Shareholder owns at least 35% of our outstanding common shares on a fully diluted basis, after giving effect to convertible and exchange securities held by the BC Shareholder. However, the BC Shareholder’s nomination rights will decrease if the BC Shareholder’s ownership is less than 35% as follows:

Percentage Ownership of BC Shareholder	Number of Directors to be Nominated by the BC Shareholder
25% or greater but less than 35%	3
15% or greater but less than 25%	2
5% or greater but less than 15%	1

The Silver Lake Shareholder has the right to nominate one director for election to the board as long as the Silver Lake Shareholder owns at least the lesser of (x) 50% of the common shares held by it on the date of the Governance Agreement, April 23, 2013, and (y) shares representing at least 5% of our outstanding common shares. If either the BC Shareholder or the Silver Lake Shareholder is not entitled to nominate a director for election to the board but remains a shareholder, it will be entitled to certain information rights.

In the event that the BC Shareholder’s or Silver Lake Shareholder’s nomination rights are decreased as described above, each shareholder will agree to cause their respective director or directors to resign from the board as appropriate to reflect the decrease, and, subject to the rights described above, the majority of the remaining directors on the board appointed by the general meeting may fill such vacancy with any person other than a person affiliated with the BC Shareholder or the Silver Lake Shareholder.

We have agreed to include the director nominees proposed by the BC Shareholder and Silver Lake Shareholder on each slate of nominees for election to the board, to recommend the election of those nominees to our shareholders and to use commercially reasonable efforts to have them elected to the board.

Voting Agreements

Under the Governance Agreement, each of the BC Shareholder, the Silver Lake Shareholder and Mr. McGlade has agreed to vote all shares held by it or him in favor of the directors nominated as described above and in furtherance of the removal of any directors by the BC Shareholder or the Silver Lake Shareholder under the terms of the Governance Agreement.

Other Provisions

Under the Governance Agreement, the Silver Lake Shareholder has certain tag-along rights on transfers by the BC Shareholder, and the BC Shareholder has drag-along rights with respect to the Silver Lake Shareholder under certain circumstances. The Governance Agreement also contains customary confidentiality provisions.

Termination

The Governance Agreement will terminate upon the earlier of (i) the tenth anniversary of the date of the agreement and (ii) the day on which the BC Shareholder and the Silver Lake Shareholder no longer are entitled to nominate directors under the Governance Agreement.

Registration Rights Agreements

Intelsat is a party to three shareholders agreements: (1) a management shareholders agreement (as amended, the “Management Shareholders Agreement”) with the Sponsors and certain members of management (the “Management Shareholders”), including Mr. McGlade; (2) a shareholders agreement (as amended, the “Sponsors Shareholders Agreement”) with the Sponsors; and (3) a shareholders agreement (as amended, the “Other Equity Investors Shareholders Agreement”) with the Sponsors and two additional shareholders (the “Other Equity Investors”). The “Sponsors” collectively refer to funds controlled by BC Partners Holdings Limited, two investment funds controlled by Silver Lake Partners, L.P. and certain other equity investors.

Under the Sponsors Shareholders Agreement, the Other Equity Investors Shareholders Agreement and letter agreements with certain executives and former executives, we have granted the Sponsors, the Other Equity Investors and Mr. McGlade and certain former executives certain registration rights. Subject to certain exceptions, including the Company’s right to defer a demand registration under certain circumstances, the Sponsors are entitled to unlimited demand registrations. Under the respective agreement, each Sponsor and Mr. McGlade are entitled to piggyback registration rights with respect to any registrations by the Company for its own account or for the account of other shareholders (or in the case of Mr. McGlade, solely the Sponsors), subject to certain exceptions. The registration rights are subject to customary limitations and exceptions, including the Company’s right to withdraw or defer the registration or a sale pursuant thereto in certain circumstances and certain cutbacks by the underwriters if marketing factors require a limitation on the number of shares to be underwritten in a proposed offering. The Sponsors and Mr. McGlade have waived their respective rights to require registration of common shares in connection with a registration of common shares by the Company until August 8, 2018, in the case of BC Partners Holdings Limited and Mr. McGlade, or August 10, 2018, in the case of the investment funds controlled by Silver Lake Partners, L.P., and the Other Equity Investors and other former executives are no longer entitled to registration rights pursuant to the foregoing agreements.

In connection with the registrations described above, the Company has agreed to indemnify the shareholders against certain liabilities. In addition, except for the Sponsors Shareholders Agreement, which provides that certain fees, costs and expenses will be paid pro rata by the Company and selling shareholders based on the number of securities to be sold in the offering, the Company will bear all fees, costs and expenses (excluding underwriting discounts and commissions and similar brokers’ fees, transfer taxes and certain costs of more than one counsel for the selling shareholders).

Differences in Corporate Law

We are incorporated under the laws of the Luxembourg. The following discussion summarizes material differences between the rights of holders of our common shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of Luxembourg and Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our common shares under applicable Luxembourg law and our Articles or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	Luxembourg Law and the Company

Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

Pursuant to the Luxembourg law dated August 10, 1915, as amended (“Luxembourg Corporate Law”), the board of directors must be composed of at least three directors. They are appointed by the general meeting of shareholders (by proposal of the board, the shareholders or a spontaneous candidacy) by a simple majority of the votes validly cast. Directors may be re-elected but the term of their office may not exceed six years. The articles of incorporation of a company may provide for different classes of directors.

Our board is divided into three classes as described below. Pursuant to our Articles, our directors are appointed by the general meeting of shareholders for a period of up to three years (or, if longer, up to the annual meeting held following the third anniversary of the appointment), with each director serving until the third annual general meeting of shareholders following their election. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the general meeting of shareholders in the year in which their term expires.

It results from our Articles that in case of a vacancy, the remaining board members appointed by the general meeting may by majority vote elect a director to fill the vacancy. See “Comparison of Certain Shareholder Rights—Filling Vacancies on the Board of Directors.”

Each director (including the chairman) has one vote.

Our Articles provide that the board may set up committees and determine their composition, powers and rules.

Our Articles provide for specific notice and procedural requirements for proposals of candidates for the election to the board of directors by the general meeting made by shareholders owning less than 10% of our outstanding shares.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of the State of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional
misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

Luxembourg Corporate Law provides that directors do not
assume any personal obligations for commitments of the
company. Directors are liable to the company for the execution of their duties as directors and for any misconduct in the
management of the company’s affairs.

Directors are further jointly and severally liable both to the company and, as the case may be, to any third

Delaware	Luxembourg Law and the Company
Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

parties, for damages resulting from violations of the law or the Articles of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof.

In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of corporate assets.

Our Articles provide that directors and officers, past and present, are entitled to indemnification from the Company to the fullest extent permitted by law against liability and all expenses reasonably incurred by him/her in connection with any claim, action, suit or proceeding in which he/she is involved by virtue of his/her being or having been a director or officer.

Our Articles further provide that we may purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit or surety bond on behalf of our directors or officers against any liability asserted against them or incurred by or on behalf of them in their capacity as a director or officer.

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested shareholder” for three years following the time that the shareholder becomes an interested shareholder. Subject to specified exceptions, an “interested shareholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.	Under Luxembourg Corporate Law, no restriction exists as to the transactions that a shareholder may conclude with the company (except for certain limited exceptions). The transaction must, however, be in the corporate interest of the company.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority shareholder vote. With a limited exception, this amendment would not become effective until 12 months following its adoption.	Not applicable.

Delaware	Luxembourg Law and the Company

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred shares, directors may be removed with or without cause at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	Pursuant to Luxembourg Corporate Law, directors may be removed at any time with or without cause by the general meeting of shareholders by a simple majority of the votes validly cast.

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred shares, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at, in the case of a non-classified board, the next annual meeting of shareholders, or, in the case of a classified board, the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Luxembourg Corporate Law provides that, in the event of a vacancy of a director seat, the remaining directors appointed by the general meeting may, unless the articles of the company provide otherwise, provisionally fill such vacancy until the next general meeting at which the shareholders will be asked to confirm the appointment.

The decision to fill a vacancy must be taken by the remaining directors by simple majority vote.

Our Articles provide that vacancies for reasons of death, retirement, resignation, dismissal, removal or otherwise may be filled by simple majority decision of the remaining board members in office.

Amendment of Governing Documents

Under the Delaware General Corporation Law, amendments to a
corporation’s certificate of incorporation require the approval of shareholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law or the
certificate of incorporation, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware
General Corporation Law. Under the Delaware General
Corporation Law, the board of directors may amend bylaws if so authorized in the charter. The shareholders of a Delaware
corporation also have the power to amend bylaws.

Under Luxembourg Corporate Law, amendments to the Articles
of the company require generally an extraordinary general
meeting of shareholders held in front of a public notary at which at least one half of the share capital to which voting rights are attached under our Articles or Luxembourg law is represented unless otherwise provided by our Articles or mandatorily
required by law. The notice of the extraordinary general meeting shall indicate the proposed amendments to the Articles.

If the aforementioned quorum is not reached, a second general meeting may be convened by means of notices filed with the
RCS and published in the Luxembourg Recueil éléctronique des
Sociétés et Associations) and in one Luxembourg newspaper at least 15 days before

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the meeting. The second general meeting shall be validly constituted regardless of the proportion of the share capital represented.

At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast by shareholders entitled to vote and subject in certain circumstances to a higher majority as required under our Articles or Luxembourg law. Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its shareholders require however the unanimous consent of the shareholders.

Our articles provide for an increased qualified majority for certain resolutions relating to the amendment of certain provisions of our articles. See “ —Amendment to the Consolidated Articles of Incorporation.”

In very limited circumstances, the board of directors may be authorized by the shareholders to amend the Articles, albeit always within the limits set forth by the shareholders. This is, among others, the case in the context of the company’s authorized unissued share capital, within which the board of directors is authorized to issue further shares or in the context of a share capital reduction and cancellation of shares. The board of directors is then authorized to appear in front of a notary public to record the capital increase or decrease and to amend the share capital set forth in the Articles.

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of shareholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Pursuant to Luxembourg Corporate Law, at least one annual general meeting of shareholders must be held each year in Luxembourg. The purpose of such annual general meeting is in particular to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year of the company.

Our Articles provide that our annual general meeting shall be held within six months of the end of our financial year.

Other meetings of shareholders may be convened.

Pursuant to Luxembourg law, the board of directors is obliged to convene a general meeting so that it is held

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within a period of one month of the receipt of a written request of shareholders representing at least one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.

Luxembourg Corporate Law distinguishes ordinary resolutions and extraordinary resolutions.

Extraordinary resolutions relate to proposed amendments to the Articles and certain other limited matters. All other resolutions are ordinary resolutions.

Ordinary Resolutions: Pursuant to Luxembourg law, there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting, and such ordinary resolutions shall generally be adopted by a simple majority of votes validly cast on such resolution by shareholders entitled to vote and subject in certain circumstances to a higher majority as required under our Articles or Luxembourg law. Abstentions are not considered “votes.”

Extraordinary Resolutions: Extraordinary resolutions are generally required for any of the following matters, among others: (a) an increase or decrease of the authorized or issued capital, (b) a limitation or exclusion of statutory preemptive rights, (c) approval of a statutory merger or de-merger (scission), (d) dissolution and (e) an amendment of the Articles. Pursuant to Luxembourg law for any extraordinary resolutions to be considered at a general meeting the quorum shall generally be at least one-half (50%) of the issued share capital to which voting rights are attached under our Articles or Luxembourg law unless otherwise required by our Articles or mandatorily required by law. If such quorum is not present, a second general meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (except as otherwise provided by mandatory law) at a two-thirds (2/3) majority of the votes validly cast on such resolution by shareholders entitled to vote and subject in certain circumstances to a higher majority as required under our Articles or Luxembourg law. Abstentions are not considered “votes.”

Our Articles provide for an increased qualified majority (of two-thirds of the issued shares entitled to vote and, depending on the circumstances, of two-thirds ( 2⁄3) of the shares of a specific class) for certain resolutions relating to the amendment of certain provisions of our Articles. See “ —Amendment to the Consolidated Articles of Incorporation.”

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Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s shareholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•  acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•  in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Pursuant to Luxembourg law on agency, agents are generally entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.

Luxembourg law provisions on agency are generally applicable to the mandate of directors and agents of the company.

Our Articles contain indemnification provisions setting forth the scope of indemnification of our directors and officers. These provisions allow us to indemnify directors and officers against liability (to the extent permitted by law) and expenses reasonably incurred or paid by them in connection with claims, actions, suits or proceedings in which they become involved as a party or otherwise by virtue of performing or having performed as a director or officer, and against amounts paid or incurred by them in the settlement of such claims, actions, suits or proceedings, except in cases of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties of a director or officer. The indemnification extends, inter alia, to legal fees, costs and amounts paid in the context of a settlement. We have entered into indemnification agreements with our directors and executive officers.

Our Articles further provide that we may purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit or surety bond on behalf of our directors or officers against any liability asserted against them or incurred by or on behalf of them in their capacity as director or officer.

Pursuant to Luxembourg law, a company is generally liable for any violations committed by employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

Delaware	Luxembourg Law and the Company
The certificate of incorporation or bylaws frequently provide that rights to indemnification and advancement are mandatory.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

Under Luxembourg law and our Articles, the board of directors has the widest power to take any action necessary or useful to achieve the corporate object. The board’s powers are limited only by law and the articles of the company.

Any type of transaction that would require an amendment to the Articles, such as a merger, de-merger, consolidation, dissolution or voluntary liquidation, requires generally an extraordinary resolution of a general meeting of shareholders.

Transactions such as a sale, lease or exchange of substantial company assets generally require only the approval of the board of directors. Neither Luxembourg law nor our Articles contain any provision specifically requiring the board of directors to obtain shareholder approval of the sale, lease or exchange of substantial assets of the company.

The Delaware General Corporation Law also requires a special vote of shareholders in connection with a business combination with an “interested shareholder” as defined in section 203 of the Delaware General Corporation Law. See “ —Interested Shareholders” above.	Not applicable.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

A shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg law or our Articles.

Pursuant to Luxembourg law, shareholders of a public company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote by proxy or depending on circumstances, in writing.

Shareholder Suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation.	Pursuant to Luxembourg law and our Articles, the board of directors has the widest power to take any action necessary or useful to achieve the corporate object. The board’s powers are limited only by law and the Articles of the company.

Delaware	Luxembourg Law and the Company
An individual also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action under the Delaware General Corporation Law and applicable court rules have been met. A person may institute and maintain such a suit only if such person was a shareholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a shareholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law and applicable court rules also require that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Luxembourg law generally does not require shareholder approval before legal action may be initiated on behalf of the company. The board of directors has sole authority to decide whether to initiate legal action to enforce the company’s rights (other than, in certain circumstances, in the case of an action against board members).

Shareholders do not generally have authority to initiate legal action on the company’s behalf.

However, the general meeting of shareholders may vote to initiate legal action against directors on grounds that such directors have failed to perform their duties. If a director is responsible for a breach of the law or of a provision of the Articles, an action can in addition be initiated by any third party, including a shareholder that has suffered a loss that is independent and separate from the damage suffered by the company. Luxembourg procedural law does not recognize the concept of class actions.

In addition, an action may be brought against the directors on behalf of the company by minority shareholders. This minority action may be brought by one or more shareholders who, at the general meeting which decided upon discharge of such directors, owned securities with the right to vote at such meeting representing at least ten per cent of the votes attaching to all such securities.

Our Articles provide that the competent Luxembourg courts shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Luxembourg law of August 10, 1915 on commercial companies and the law dated December 19, 2002 concerning the register of commerce and of companies, as well as the accounting and the annual accounts of undertakings or the Company’s Articles and (iv) any action asserting a claim against the Company with respect to its internal affairs, relationship with its shareholders or other holders of interest, its directors, officers, or any action as to its Articles or other constitutional or governing documents.

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Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Pursuant to Luxembourg law, distributions may be made (i) by decision of the general meeting out of available profits (up to the prior year end and after approval of accounts as of the end of and for the prior year) and reserves (including premium) and (ii) by the board of directors as interim dividends (acomptes sur dividendes) out of available profits and reserves (including premium or other reserves).

Furthermore, up to 5% of any net profits generated by the Company must be allocated to a legal reserve that is not available for distribution, until such legal reserve is equal to 10% of the Company’s issued share capital.

We may generally only make distributions if the following conditions are met:

•  except in the event of a reduction of the issued share capital, a distribution to shareholders may not be made if net assets on the closing date of the preceding fiscal year are, or following such distribution would become, less than the sum of the issued share capital plus those reserves which may not be distributed by law or under our Articles.

•  the amount of a distribution to shareholders may not exceed the sum of net profits at the end of the preceding financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and with certain amounts to be placed in reserve in accordance with the law or our Articles.

Interim distributions may only be made if the following conditions are met:

•  interim accounts indicate sufficient funds available for distribution.

•  the amount to be distributed may not exceed total net profits since the end of the preceding financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed in reserves in accordance with the law or the Articles.

•  the board may declare interim distributions no more than two months after the date at which the interim accounts have been drawn up.

Delaware	Luxembourg Law and the Company

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

•  prior to declaring an interim distribution, the board must receive a report from company auditors confirming that the conditions for an interim distribution are met.

The amount of distributions declared by the annual general meeting of shareholders shall include (i) the amount previously declared by the board of directors (i.e., the interim distributions for the year in which accounts are being approved), and if proposed (ii) the (new) distributions declared on the annual accounts. Where interim distribution payments exceed the amount of the distribution subsequently declared at the general meeting, any such overpayment shall be deemed to have been paid on account of the next distribution.

Our Articles do permit interim distributions decided by our board of directors.

Pursuant to Luxembourg law, the company (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided, except in limited circumstances:

•  the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;

•  the acquisitions, including shares previously acquired by the company and held by it, and shares acquired by a person acting in his own name but on behalf of the company, may not have the effect of reducing the net assets below the amount of the issued share capital plus the reserves, which may not be distributed by law or under the Articles;

•  the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented; in addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to the shareholders; and

Delaware	Luxembourg Law and the Company

•  only fully paid-up shares may be repurchased.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to the company, provided the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either the company or by a person acting on behalf of the company with a view to redistribute the shares to the staff of the company or of its subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

Luxembourg law provides for further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce the capital of the company or the acquisition of shares issued as redeemable shares. Such acquisitions may generally not have the effect of reducing net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law and are subject to specific provisions on reductions in capital and redeemable shares of Luxembourg law.

Any shares acquired in contravention of the above provisions must generally be re-sold within a period of one year after the acquisition or be cancelled at the expiration of the one-year period.

As long as shares are held in treasury, the voting rights attached thereto are suspended and such shares shall not be taken into account when calculating the quorum and majority in meetings. Further, to the extent the treasury shares are reflected as assets on the balance sheet of the company, a non-distributable reserve of the same amount must be reflected as a liability.

The board of directors may decide to suspend the right to dividends of the shares held by the company in which case the dividend coupons shall remain attached thereto. In that case, the distributable profit shall be reduced according to the number of shares held and the sums which should have been allocated shall be retained until the sale of the shares with coupons attached. The company may also maintain the distributable profit

Delaware	Luxembourg Law and the Company

at the same amount and allocate it among the shares in respect of which the exercise of rights is not suspended. In the latter case, matured coupons attached to shares held in treasury shall be cancelled.

Our Articles provide that shares may be acquired in accordance with the law. The general meeting of shareholders authorized the acquisition of our own shares as described in “Description of Share Capital—Repurchase of Shares.”

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the shareholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

There are no rules under Luxembourg law preventing a director from entering into contracts or transactions with the company to the extent the contract or the transaction is in the corporate interest of the company.

Luxembourg Corporate Law prohibits a director from participating in deliberations and voting on a transaction if such director has a direct or indirect financial interest therein conflicting with the interests of the company. The relevant director must disclose his or her interest to the board of directors and abstain from deliberating and voting. The transaction and the director’s interest therein shall be reported to the next succeeding general meeting of shareholders. Where, because of conflicts of interest, the number of directors required by the articles to decide and vote on the relevant matter is not reached, the board of directors may, unless otherwise provided for by the articles, decide to refer the decision on that matter to the general meeting of shareholders.

The preceding provisions do not apply where the decision of the board of directors relates to ordinary business entered into under normal conditions.

Dissenters’ Rights

Under the Delaware General Corporation Law, a shareholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise have received in the transaction had the shareholder not dissented.	Neither Luxembourg law nor our Articles provide for appraisal rights.

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Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a shareholder has the number of votes equal to the number of shares held by such shareholder times the number of directors nominated for election. The shareholder may cast all of such votes for one director or among the directors in any proportion.	Not applicable. See “ —Board of Directors.”

PLAN OF DISTRIBUTION

We may sell our common shares from time to time on a continuous or delayed basis (a) to or through underwriters or dealers, (b) through agents, (c) directly to one or more purchasers or other persons or entities, (d) through a combination of these methods or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement or other appropriate filing.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the common shares registered under this registration statement. All amounts other than the SEC registration fee and FINRA filing fee are estimates.

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$	*
FINRA filing fee	$	*	*
Printing and engraving expenses	$	*	*
Legal and accounting fees and expenses	$	*	*
Blue sky fees and expenses	$	*	*
Transfer agent fees and expenses	$	*	*
Miscellaneous costs	$	*	*

Total	$	*	*

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of common shares under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters in connection with the offerings pursuant to this prospectus relating to U.S. law will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The validity of the common shares offered by this prospectus and other legal matters concerning offerings pursuant to this prospectus relating to Luxembourg law will be passed upon for us by Elvinger Hoss Prussen, société anonyme, Luxembourg.

EXPERTS

The consolidated financial statements of Intelsat S.A. as of December 31, 2016 and 2017, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

.

SERVICE OF PROCESS AND ENFORCEMENTS OF LIABILITIES

The Company is incorporated and currently existing under the laws of Luxembourg. In addition, certain of the directors and officers of the Company reside outside of the United States, and most of the assets of the Company and some of the assets of its directors and officers are located outside the United States. As a result, it may be difficult for investors to effect service of process on the Company or on those persons not located in the United States or to enforce in the United States judgments obtained in U.S. courts against the Company or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in Luxembourg will enforce judgments obtained in other jurisdictions, including the United States, against the Company or its directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against the Company or its directors or officers under the securities or other laws of those jurisdictions.

Luxembourg

It may be possible to effect service of process within Luxembourg upon the Company and its directors and officers, provided that The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters of November 15, 1965 is complied with.

We have been advised by Elvinger Hoss Prussen, société anonyme, our Luxembourg counsel, that the traditional requirements for a valid, final (non-appealable) and conclusive judgment against the Company existing under Luxembourg law in any civil or commercial suit, action or proceeding arising out of or in connection with the securities obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, to be entered and enforced through a court of competent jurisdiction of Luxembourg may be the following (subject to compliance with the enforcement procedures set forth in the relevant provision of the Luxembourg New Code of Civil Procedure (Nouveau Code de Procédure Civile) and Luxembourg case-law, which may evolve):

•	the U.S. court awarding the judgment has jurisdiction to hear and adjudicate the respective matter under its applicable laws, and such jurisdiction is recognized by Luxembourg international private law and local law;

•	the judgment is final and duly enforceable (executoire) in the jurisdiction where the decision is rendered;

•	the U.S. court has applied the substantive law as designated by the Luxembourg conflict of laws rules;

•	the U.S. court acted in accordance with its own procedural laws;

•	the judgment was granted in compliance with the rights of the defendant in particular, following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; and

•	the judgment does not contravene international public policy rules as understood under the laws of Luxembourg and has not been given in proceedings of a criminal, penal or tax nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law: (i) if the choice of such foreign law was not made bona fide; (ii) if the foreign law was not pleaded and proved; or (iii) if pleaded and proved, such foreign law was contrary to mandatory Luxembourg laws or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the common shares offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the common shares offered by this prospectus, please refer to the registration statement.

Intelsat is subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, Intelsat files reports, including annual reports on Form 20-F. Intelsat also furnishes to the SEC under cover of Form 6-K material information required to be made public in Luxembourg, filed with and made public by any stock exchange or distributed by Intelsat to our shareholders.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as Intelsat, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, Intelsat is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, Intelsat is not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, as amended, until we complete the offerings using this prospectus:

•	Intelsat’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed on February 26, 2018;

•	Intelsat’s reports on Form 6-K furnished to the SEC on January 2, 2018, March 2, 2018, March 16, 2018, April 2, 2018 and May 1, 2018 (containing Intelsat’s Quarterly Report for the three months ended March 31, 2018);

•	Intelsat’s subsequent Annual Report on Form 20-F that we file with the SEC; and

•	Intelsat’s reports on Form 6-K furnished to the SEC on or after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Information in later documents that is incorporated by reference will automatically update and supersede information in earlier documents in this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, except for exhibits unless they are specifically incorporated by reference in such documents. Requests should be directed to the following address:

Intelsat S.A.

4, rue Albert Borschette

L-1246 Luxembourg

Grand Duchy of Luxembourg

+352 27-84-1690

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Intelsat S.A.

The registrant’s Consolidated Articles of Incorporation provide for indemnification and advancement of expenses, to the fullest extent permitted by Luxembourg law, of any members of its Board of Directors or its officers made or threatened to be made a party, or otherwise involved in any claim, action, suit or proceeding by reason of the fact that such person is or was a director or officer of the applicable registrant, against all expenses reasonably incurred or paid by such director or officer. No claim for indemnification shall be paid by the applicable registrant if the applicable registrant has determined that the person seeking indemnification acted in bad faith or was grossly negligent, or in the event of a settlement, if such settlement has not been approved by a court of competent jurisdiction or by the Board of Directors of the applicable registrant.

Under Luxembourg law, in accordance with the general provisions regarding mandates, a corporation may indemnify any current or former director for any costs, fees and expenses actually and reasonably incurred by such director in connection with any threatened, pending or completed action, suit or proceeding or appeal therefrom to which such director is, was or at any time becomes a party, or is threatened to be made a party. Notwithstanding the foregoing, a corporation may not indemnify a director that is found to have acted with gross negligence, fraud, fraudulent inducement, dishonesty or in the commission of a criminal offense or if it is determined that such director has not acted honestly or in good faith and with the reasonable belief that such director’s actions were in the corporation’s best interests.

The registrant provides directors’ and officers’ liability insurance for the members of its Board of Directors against civil liabilities and liabilities under the Securities Act, which they may incur in connection with their activities on behalf of the registrant.

Item 9.	Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement*

3.1	Consolidated Articles of Incorporation of Intelsat S.A., as amended on May 29, 2018.**

4.1	Governance Agreement, dated as of April 23, 2013, by and among Intelsat S.A. and the shareholders of Intelsat S.A. party thereto (incorporated by reference to Exhibit 3.1 of Intelsat S.A.’s Annual Report on Form 20-F, File No. 001-35878, filed on February 20, 2014).

4.2	Amendment No. 1, dated as of February 20, 2015, to the Governance Agreement, dated as of April 23, 2013, by and among Intelsat S.A. and the shareholders of Intelsat S.A. party thereto (incorporated by reference to Exhibit 3.2 of Intelsat S.A.’s Annual Report on Form 20-F, File No. 001-35387, filed on March 8, 2016).

4.3	Management Shareholders Agreement of Intelsat Global, Ltd., dated as of May 6, 2009, and effective as of February 4, 2008, by and among Intelsat Global, Ltd. and the shareholders party thereto (incorporated by reference to Exhibit 10.11 of Intelsat, Ltd.’s Current Report on Form 8-K, File No. 000-50262, filed on May 12, 2009).

4.4	Letter Agreement, dated as of May 6, 2009, by and between Intelsat Global, Ltd. and David McGlade regarding the Management Shareholders Agreement (incorporated by reference to Exhibit 10.12 of Intelsat, Ltd.’s Current Report on Form 8-K, File No. 000-50262, filed on May 12, 2009).

4.5	Amendment to Management Shareholders Agreement of Intelsat Global, Ltd., dated as of December 7, 2009, and effective as of December 15, 2009, by and among Intelsat Global, Ltd. and the shareholders party thereto (incorporated by reference to Exhibit 10.76 of Intelsat Investments S.A.’s Annual Report on Form 10-K for the year ended December 31, 2009, File No. 000-50262, filed on March 10, 2010).

5.1	Opinion of Elvinger Hoss Prussen, société anonyme (Luxembourg law).

23.1	Consent of KPMG LLP.

23.2	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages hereof).

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Form 6-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, on June 6, 2018.

INTELSAT S.A.

By:	/s/ Stephen Spengler
Name:	Stephen Spengler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Stephen Spengler, Jacques Kerrest and Michelle Bryan, and, each of them, individually, in each case as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been executed as a deed by the following persons on June 6, 2018 in the capacities indicated:

Name	Title

/s/ Stephen Spengler	Chief Executive Officer; Director
Stephen Spengler	(Principal Executive Officer)

/s/ Jacques D. Kerrest	Executive Vice President and Chief Financial Officer
Jacques D. Kerrest	(Principal Financial Officer and Principal Accounting Officer)

/s/ David McGlade	Non-Executive Chairman; Director
David McGlade

/s/ Justin Bateman	Director
Justin Bateman

/s/ Robert Callahan	Director
Robert Callahan

Name	Title

/s/ John Diercksen	Director
John Diercksen

/s/ Edward Kangas	Director
Edward Kangas

/s/ Raymond Svider	Director
Raymond Svider

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative for service of process in the United States for Intelsat S.A., has signed this registration statement and any amendment thereto in McLean, Virginia, on June 6, 2018.

INTELSAT S.A.

By:	/s/ Michelle Bryan
Name:	Michelle Bryan
Title:	Authorized Representative